Applied Digital Signs First Major Customer for Latest Artificial Intelligence Cloud Service
$180M Agreement With Customer to Support the Company’s Cutting-Edge Vision in Reinforcing Demand for Artificial Intelligence (AI) Applications
DALLAS, May 16, 2023 -- Applied Digital Corporation (Nasdaq: APLD) (“Applied Digital” or the “Company”), a designer, builder and operator of next-generation digital infrastructure that is designed for High-Performance Computing (“HPC”) applications, today announced that its recently launched AI Cloud Service, through its wholly-owned subsidiary Sai Computing, has secured its first major AI customer with an agreement worth up to $180 million over a 24-month period.
The customer will make a significant pre-payment as part of the agreement. The service is expected to start coming online this June and is expected to be fully ramped up by the end of the year.

“The amount of demand we are seeing from emerging applications for these high-power compute solutions is unprecedented and likely just the tip of the iceberg,” said Applied Digital CEO and Chairman, Wes Cummins. “With a surge in demand for high-performance compute power to support the growing AI industry, we are excited to be at the forefront of this transformation. This partnership not only reaffirms our commitment to advancing emerging technology applications but also solidifies our position as a key player in the digital infrastructure landscape.”

Applied Digital’s next-generation datacenters are ideal hosting sites for HPC applications that can offer lower cost, high compute power solutions compared to traditional datacenters that are typically higher cost and do not have the ability in most current facilities to provide the power density required for AI/ML workload.

About Applied Digital
Applied Digital (Nasdaq: APLD) designs, develops and operates next-generation datacenters across North America to provide digital infrastructure solutions to the rapidly growing high-performance computing (HPC) industry. Find more information at www.applieddigital.com. Follow us on Twitter at @APLDdigital.
About Sai Computing
Sai Computing Holdings LLC. provides GPU compute solutions to help customers more cost-effectively execute critical AI, ML, rendering, web3, and other HPC workloads. Our infrastructure is purpose-built for high-performance at ultra-low cost.
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